Exhibit 10.22

ASSIGNMENT OF SERVICE AGREEMENT

THIS ASSIGNMENT OF SERVICE AGREEMENT (“Assignment”) is made as of April 3, 2023 (“Effective Date”), by and between Ronin Equity Partners, Inc. (“Assignor”) and High Creek Ventures, LLC (“Assignee”), each being referred throughout this Assignment as a “Party,” and collectively as the “Parties.”

WHEREAS, Assignor entered into a Service Agreement with TRUGOLF, INC. (“Company”), dated April 12, 2022, for the purpose of rendering certain professional services to the Company (“Service Agreement”);

WHEREAS, Assignor is hereby assigning the Service Agreement to Assignee; and

WHEREAS, Company consents to the assignment of the Service Agreement to Assignee

NOW, THEREFORE, for good and valuable consideration given, the receipt and sufficiency of which is hereby mutually acknowledged and accepted, and intending to be legally bound, the Parties agree as follows:

TERMS AND CONDITIONS

1.	Adoption of Recitals. The above recitations are true and correct and are hereby incorporated by this reference.

2.	Assignment. Assignor hereby assigns, transfers and sets over to Assignee all of its right, title and interest in and to the Service Agreement, and Assignor warrants and represents the Service Agreement to be free of any adverse liens, claims or encumbrances; provided, however, that this assignment shall only be effective upon the execution by the Company of the “Consent to Assignment,” attached hereto as Exhibit A. Assignee hereby assumes all of Assignor’s obligations under the Service Agreement and agrees to indemnify and hold Assignor harmless as to obligations occurring on and after the Effective Date of this Assignment. Assignor hereby agrees to indemnify and hold Assignee harmless with respect to Assignor’s obligations under the Service Agreement that accrued prior to the Effective Date of this Assignment, but expressly reserves its rights as to any defenses to such obligations. The terms, conditions, duties, and obligations set forth in the Service Agreement shall remain in full force and effect, and shall not be modified in any way, other than in accordance with the assignment of duties and obligations set forth herein. All future payment of fees and/or other consideration made by Company under the Service Agreement shall be made solely and directly to Assignee.

3.	Governing Law. This Assignment shall be governed in accordance with the laws of the State of Florida, without giving effect to any choice of conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the state of Florida.

4.	Miscellaneous. This Assignment constitutes the entire understanding between the Parties concerning the subject matter hereof. No other representations, promises or agreements not contained herein shall be of any force or effect. This Assignment is binding upon the Parties and their heirs, representatives, agents, successors and assigns. If any provision of this Assignment is held to be invalid, unenforceable, or contrary to public policy, in whole or in part, the remaining provisions shall not be affected. All covenants, warranties and representations set forth in this Assignment shall survive the termination or expiration hereof. This Assignment may be signed in counterparts, all of which taken together shall constitute one executed original. Faxed or scanned and e-mailed signatures shall have the same effect as original signatures under this Assignment.

IN WITNESS WHEREOF, the Parties have duly executed this Assignment as of the Effective Date set forth above:

ASSIGNOR	ASSIGNEE

RONIN EQUITY PARTNERS, INC.	HIGH CREEK VENTURES, LLC

Sign:	Sign:
Name:	Name:
Title:	Title:

EXHIBIT A

CONSENT TO ASSIGNMENT

Company, being the recipient of services under the Service Agreement and a party thereto, hereby acknowledges and consents to the foregoing Assignment by Assignor of the Service Agreement and the Assumption by Assignee of Assignor’s duties and obligations under the Service Agreement. Company further acknowledges Assignor’s and Assignee’s instructions to it as to the making of future payment(s) under the Service Agreement.

COMPANY

TRUGOLF, INC.

Sign:
Name:
Title: